     As filed with the Securities and Exchange Commission on July 7, 1995
                                                 Registration No. 33 - 40028
==============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  -----------

                               AMENDMENT NO. 1 TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                       J.B. HUNT TRANSPORT SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

             ARKANSAS                          71-033511
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

615 J.B. HUNT CORPORATE DRIVE, LOWELL, ARKANSAS          72745
   (Address of Principal Executive Offices)            (Zip Code)


                     MANAGEMENT INCENTIVE PLAN, AS AMENDED
                                       OF
                       J.B. HUNT TRANSPORT SERVICES, INC.
                              (Full Title of Plan)


                                 Kirk Thompson
                     President and Chief Executive Officer
                       J.B. Hunt Transport Services, Inc.
      615 J.B. Hunt Corporate Drive, P.O. Box 130, Lowell, Arkansas  72745
                    (Name and address of agent for service)

                                 (501) 820-0000
         (Telephone number, including area code, of agent for service)
===============================================================================

                        CALCULATION OF REGISTRATION FEE

===============================================================================

TITLE OF                             PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
SECURITIES TO BE      AMOUNT TO BE       OFFERING          AGGREGATE      REGISTRATION
REGISTERED             REGISTERED     PRICE PER SHARE    OFFERING PRICE       FEE
- -----------------------------------------------------------------------------------------
COMMON STOCK          2,000,000 (2)     $18.125 (3)       $36,250,000    $12,500.00
$.01 PAR VALUE (1)

- --------------------------------------------------------------------------------
(1) The shares of Common Stock being registered consist of shares to be acquired pursuant to the Plan for the accounts of individual participants.

(2) Represents the additional 2,000,000 shares approved by the Company's stockholders for issuance under the Management Incentive Plan.

(3) Calculated pursuant to Rule 457 (c) based on the average of the high and low prices for the Common Stock as reported on NASDAQ/NMS on July 3, 1995.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by J.B. Hunt Transport Services, Inc. (the "Company") and the Management Incentive Plan, as amended, of J.B. Hunt Transport Services, Inc. (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof.

     1. Registration Statement No. 33-40028 on Form S-8 as originally filed on April 15, 1991.

     2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     3. The description of the Company's common stock contained in the Company's registration statement on Form 8-A dated March 27, 1984, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS

   23a   Consent of Wright, Lindsey & Jennings

   23b   Consent of KPMG Peat Marwick


                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 33-40028 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on July 7, 1995.

                              J.B. HUNT TRANSPORT SERVICES, INC.

                              By      /s/  Kirk Thompson
                                ------------------------------------------
                                 Kirk Thompson
                                 President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                       DATE
- -----------------------  -------------------------------  -------------

         *               Senior Chairman of the           July __, 1995
- --------------------     Board of Directors
J.B. Hunt

         *               Chairman of the Board            July __, 1995
- --------------------     of Directors
Wayne Garrison

         *               Vice Chairman, Assistant         July __, 1995
- --------------------     Secretary and Director
Bryan Hunt, Jr.

         *               President, Chief Executive       July __, 1995
- --------------------     Officer and Director
Kirk Thompson

         *               Secretary and Director           July __, 1995
- --------------------
Johnelle D. Hunt

         *               Director                         July __, 1995
- --------------------
John A. Cooper, Jr.

         *               Director                         July __, 1995
- --------------------
Fred K. Darragh, Jr.

         *               Director                         July __, 1995
- --------------------
Gene George

- --------------------     Director                         July __, 1995
Thomas L. Hardeman

         *               Director                         July __, 1995
- --------------------
Lloyd E. Peterson

- --------------------     Executive Vice President,        July __, 1995
Jerry W. Walton          Finance/Chief Financial Officer

- --------------------     Controller and Chief             July __, 1995
Donald G. Cope           Accounting Officer


*  By    /s/ Kirk Thompson
     ---------------------
       Attorney-in-Fact

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on it behalf by the undersigned, thereto duly authorized, in the City of Lowell, State of Arkansas, on July 7, 1995.

                              J.B. HUNT TRANSPORT SERVICES, INC.


                              By      /s/  Kirk Thompson
                                ------------------------------------------
                                 Kirk Thompson
                                 President and Chief Executive Officer

                      J.B. HUNT TRANSPORT SERVICES, INC.
                AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN


                               I.  NAME; PURPOSE


     1.1 NAME. This instrument shall be known as the J.B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan (the "Plan").

     1.2 PURPOSE. The Plan is designed to benefit certain key employees of J.B. Hunt Transport Services, Inc. and any entity in which J.B. Hunt Transport Services, Inc. or any subsidiary owns, directly or indirectly, a majority of the voting stock (collectively these entities shall be the "Company").

     The overall objectives of the Plan are to increase the long-term financial success of the Company, and increase the value of the Company to its stockholders, by:

             (a) attracting and retaining key personnel who are instrumental in the continued success of the Company; and

             (b) motivating key employees by providing them with the opportunity to participate with the stockholders in the long-term growth and financial success of the Company.

     1.3 OVERVIEW OF THE PLAN BENEFITS. The benefits to be provided under this Plan, although more specifically set out herein, are stock awards, share units, money credits, stock options, stock appreciation rights, or any combination of the foregoing (collectively the "Plan Benefits") subject to the terms and conditions stated in this Plan.


                          II. CREATION OF COMMITTEE;
                          ADMINISTRATION OF THE PLAN;
                              PARTICIPANTS; ETC.

     2.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of J.B. Hunt Transport Services, Inc. (the "Board"), comprised solely of three or more outside directors, unless another committee of the Board shall be designated. A director is an outside director if the director: (a) is not a current employee of the publicly held corporation; (b) is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; and (d) does not receive remuneration, either directly or indirectly, in any capacity other than as a director.

     2.2 GRANT AND TERMS OF PLAN BENEFITS; ADMINISTRATION OF THE PLAN. The Committee, or the Chief Executive Officer of the company if delegated the authority pursuant to this section, may grant Plan Benefits to Participants (hereafter defined) on the terms and subject to the conditions stated in this Plan.

     The Committee shall, subject to the limitations of this Plan, have full power and discretion to interpret and administer the Plan; to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of stock awards, money credits, share units, stock options or stock appreciation rights or combinations thereof, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the restriction and forfeiture provisions relating to restricted stock, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant provided that all stock options shall be granted in compliance with and subject to the terms of Section 6 of this Plan. The Committee may establish rules, regulations and guidelines for the administration of the Plan, and impose, incidental to a grant of Plan Benefits, conditions with respect to employment or other activities not inconsistent with or conflicting with the Plan.

     The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the power and authority with respect to the selection of, and grants of Plan Benefits to, Participants subject to the rules, regulations and guidelines of general application prescribed by the Committee. Any reference in this Plan to the Committee shall be deemed to include the Chief Executive Officer if such person has been delegated the power and authority pursuant to the preceding sentence. However, the Chief Executive Officer may not participate in the selection of, and grants of stock options or stock appreciation rights (or other awards under this Plan if performance based and the Committee desires such awards to qualify for the compensation deduction exemption set forth in
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") to a "Covered Employee" as defined by Section 162(m). "Covered Employee" shall mean any employee of the Company if: (a) as of the close of the taxable year, such employee is the Chief Executive Officer of the taxpayer or an individual acting in such a capacity, or (b) the total compensation of such employee for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four (4) highest compensated officers for the taxable year (other than the Chief Executive Officer).

     The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, all Participants and employees of the Company, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. By accepting Plan Benefits each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board or the Committee.

     2.3 PLAN PARTICIPANTS. Unless denied the right to participate by specific sections hereof, the following persons shall be eligible to be participants in the Plan and, subject to the discretion of the Committee, received Plan Benefits:

     (a)     employees of the Company;
     (b)     officers of the Company;
     (c)     directors of the Company; and
     (d)     consultants.

     The foregoing class of persons shall be referred to herein as "Participants."

     2.4 LIMITATION ON SHARES TO BE ISSUED; REVERSION OF UNEXERCISED SHARES. The maximum number of shares of common stock of the company, $0.01 par value (the "Common Stock"), to be issued pursuant to all grants made under the Plan shall be 5,000,000 shares, including shares already issued or to be issued pursuant to any previously exercised and outstanding options awarded under the J.B. Hunt Transport Services, Inc. Stock Option Plan of 1984 ("1984 Option Plan") or the J.B. Hunt Transport Services, Inc. Management Incentive Plan (the "Original MIP"). Shares awarded pursuant to grants made under either the 1984 Option Plan, the Original MIP or this Plan, which are not exercised for any reason (whether by reason of expiration, surrender, cancellation, termination or forfeiture) shall again be available for future grants.

     2.5 SHARES OF COMMON STOCK. Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any portion of any award payable in or measured by the value of shares of Common Stock, or for the purpose of replacing shares issued or transferred in payment of all or part of an award. All shares so purchased shall, unless and until transferred in payment of an award, be at all times the property of the Company available for any corporate purposes, and no Participant or employee or beneficiary, individually or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

     2.6 ADJUSTMENT PROVISIONS. In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effective, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the maximum number of class of shares or other securities that may be issued or transferred under the Plan, and (b) the number of share units or the number and class of shares or other securities which are the subject of any grant, shall in each case be equitably adjusted. If an equitable adjustment cannot be made or the Board determines that further adjustment is appropriate to accomplish fairly the purposes of the Plan, the Board shall make such equitable adjustment under the Plan as it determines will fairly preserve the Plan Benefits to the Participants and the Company.

     2.7 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective immediately upon its approval by the stockholders. Awards may be made and shares may be issued pursuant to the Plan on or after its effective date pursuant to, and in accordance with, agreements for the issuance thereof entered into prior to the effective date. The Plan shall terminate ten years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after its termination, but termination shall not affect the rights of any Participant under any grants made prior to termination.

     2.8 LIMITATION OF PLAN BENEFITS. Plan Benefits granted to any Participant in any one year shall be limited to two percent (2%) of the total shares authorized for issuance under the Plan (i.e., 2% of 5,000,000).

     2.9 PERFORMANCE BASED CRITERIA. If the Committee determines that grants of stock awards, share units and money credits should be made to Participants in order to qualify for the compensation deduction exemption established by Section 162(m), the award shall be governed by this Section 2.9 of the Plan in addition to other applicable sections of the Plan. The Committee shall base such compensation solely on account of the attainment of one or more preestablished, objective performance goals. The performance goal must be established in writing by the Committee prior to the commencement of the services to which the performance goal relates, but no later than ninety (90) days after the commencement of the service period to which it relates, and while the outcome is substantially uncertain (i.e., before 25% of the performance period has elapsed). Performance goals may be based on one or more criteria: revenue, EPS, return on assets, return on capital, return on investment, return on sales, productivity, market share, cash flow, generation of free cash, Common Stock price, operating expense ratios, quality, delivery performance or level of improvement in any of the foregoing.

     The written performance goal for a Covered Employee must be based on an objective formula or standard for performance-based compensation, such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employee and must specify the individual employees or class of employees to which it applies. Once established, the Committee shall not be entitled any discretion to increase the amount of grants under the Plan that would otherwise be due upon attainment of the performance goal. The Committee shall obtain stockholder approval of the performance goal prior to the payment of the compensation.

     The Committee must certify in writing, prior to the grant of restricted stock, stock awards, share units and money credits that all of the performance goals and other material terms of the arrangement for payment of the grants has been met. This section of the Plan shall not apply to an award to a Participant unless the Committee has determined that such award should qualify for the compensation deduction exemption of Section 162(m).


                               III. STOCK AWARDS

     3.1 FORM OF AWARD. Stock awards, whether performance awards or fixed awards, may be made to selected Participants in the form of shares of Common Stock, but which may be forfeitable and/or with restrictions or transfer in any form as hereinafter provided.

     3.2 PERFORMANCE AWARDS. Awards may be made in terms of a stated potential maximum number of shares, with the actual number earned to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a period or periods of not less than one or more than ten years. No interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the period or periods and the determination of the level of achievement specified in the award, and the time of vesting thereafter shall be specified in the award.

     3.3 FIXED AWARDS. Awards may be made to Participants which are not contingent on the performance of objectives but which are contingent on the Participant's continuing in the employ of the Company, rendering consulting services or refraining from competitive activities for a period to be specified in the award, which period shall not be less than one year.

     3.4 RIGHTS WITH RESPECT TO RESTRICTED SHARES. Awards may be made in the form of shares which are subject to restrictions or transfer, as determined by the Committee. Unless otherwise provided by the Committee, the Participant who receives shares of restricted Common Stock shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

     3.5 TERMS AND CONDITIONS. Awards shall contain such terms and conditions as the Committee shall specify, including without limitation, restrictions on the sale or other disposition of the shares, or the forfeiture of the awards upon termination of employment prior to the expiration of a designated period of time or the occurrence of other events. In addition, shares of restricted Common Stock issued pursuant to an award shall be released from the restrictions at the times determined by the Committee. The award shall be paid to the Participant either in shares of Common Stock having a fair market value equal to the maturity value of the award, or in cash equal to the maturity value of the award, or in such combination thereof as the Committee shall determine.


                                IV. SHARE UNITS
     4.1 CREDITS. The Committee may in its discretion provide that a Participant shall receive a credit of share units, each of which is equivalent to a share of Common Stock except for the power to vote and the entitlement to current dividends.

     4.2 RIGHTS WITH RESPECT TO SHARE UNITS. If share units are credited to a Participant, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units may, in the discretion of the Committee, be paid to the Participant as and when paid, or converted into additional share units which shall be credited to the Participant and held until later forfeited or paid out. Share units may be paid to the Participant in the form of cash or shares of Common Stock according to such requirements and guidelines as the Committee shall deem appropriate.

                               V. MONEY CREDITS

     5.1 CREDITS. The Committee may in its discretion provide that a Participant shall receive a credit of money credits, which shall be in units of a dollar or a fraction thereof.

     5.2 RIGHTS WITH RESPECT TO MONEY CREDITS. If a Participant is credited with money credits, a money account shall be established for the Participant which shall be credited with interest equivalents on amounts previously credited to the account, or an amount equal thereto paid to the Participant, on a calendar quarter basis compounded and at such rate as the Committee determines to be appropriate from time to time. Money credits may be paid to the Participant in the form of cash or shares of the Company's Common Stock according to such requirements and guidelines as the Committee shall deem appropriate.


                              VI.  STOCK OPTIONS

     6.1 STOCK OPTION PLAN. By action of the Board in 1984, and after approval by the Stockholders, the Company adopted the 1984 Option Plan. The 1984 Option Plan was modified in March of 1989 to increase the authorized shares to 2,000,000 and the Old MIP is amended by this Plan to increase the authorized shares to the level set out in Section 2.4 of this Plan. This Section 6 sets out the 1984 Option Plan, as modified, and it shall become a portion of the Plan.

     6.2 OPTIONS ISSUED UNDER 1984 OPTION PLAN. All stock options issued pursuant to the 1984 Option Plan shall be governed by the terms and conditions set forth in the 1984 Option Agreement.


     6.3     STOCK SUBJECT TO THE PLAN.

     (a) Options may, from time to time on and after the effective date of this Plan, be granted to key employees of the Company or its affiliates to purchase not more than the aggregate number of shares of stock (subject to adjustment in accordance with paragraph 6.3(b) reserved in accordance with Section 2.4 of the Plan). As the Committee may determine from time to time, the shares may consist either in whole or in part of shares of authorized but unissued Common Stock, or shares of authorized and issued Common Stock reacquired by the Company. If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option has not been exercised shall continue to be available under the Option Plan.

     (b) If there shall be any change in the stock subject to the Plan or the stock subject to any option granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustment shall be made by the Committee to the aggregate number of shares subject to the Plan and the number of shares and price per share subject to outstanding options in order to preserve, but not to increase, the benefits of the optionee; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, every option outstanding hereunder shall terminate, unless the surviving corporation shall (subject to any applicable provisions of the Internal Revenue Code) assume (with appropriate changes) the outstanding options or replace them with new options of comparable value (in accordance with Section 425(a) of the Internal Revenue Code). Notwithstanding the preceding provisions, if such surviving corporation does not so assume or replace the outstanding options hereunder, each optionee shall have the right immediately prior to such merger, consolidation, or reorganization to exercise all his outstanding option(s), whether or not the options have matured.

     6.4 ELIGIBILITY. Persons who shall be eligible to have granted to them the options provided for by this Option Plan shall be those persons set out in
Section 2.3 of the Plan, as the Committee in its sole discretion shall determine.

     6.5 ADMINISTRATION OF THE PLAN. The Option Plan shall be administered as set forth in Section 2 of the Plan.

     6.6(a)  PURCHASE PRICE; TERMS; EXERCISE OF OPTIONS.

     (1)     Calculation of Purchase Price.  The purchase price of the Common
             -----------------------------
             Stock under each stock option shall be 100% of the fair market value of the Common Stock on the date of grant (the "Purchase Price"). The fair market value of the Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange or the National Market System of the National Association of Securities Dealers Automated Quotations, the highest closing price of the Common Stock on such exchange or system on the day the option is granted or if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock, or,
             (ii) if the principal market for the Common Stock is not one of the markets noted in 6.6(a)(1)(i) and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day on such System, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked price for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i), (ii) and (iii) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Commissioner of Internal Revenue relating to the stock options. The Purchase Price shall be subject to adjustment as provided in paragraph 2(b) hereof.

     (2)     Payment of Purchase Price.  The Purchase Price shall become due
             -------------------------
             immediately upon exercise of the option and shall be payable in full in cash or cash equivalents; provided, however, that the Committee shall have the authority, exercisable at its discretion either at the time the option is granted or at the time it is exercised, to make the option payable in one of the alternative forms specified below:

                           (i) full payment in shares of Company Common Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the Purchase Price; or

                           (ii) a combination of shares of Company Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the Purchase Price.

                    For purposes of this paragraph 6.6(a)(2), the Exercise Date shall be the date on which the Company receives written notice of the exercise of the option, together with payment of the Purchase Price in the form authorized by the Committee.

     (b)     Terms and Conditions of Options.  Each option granted pursuant to
             -------------------------------
             this Option Plan shall be evidenced by a written Stock Option Agreement (the "Agreement") executed by the Company and the person to whom such option is granted (the "Optionee"). The term of each option shall be for such a period of time, not more than eleven years from the date it is granted, as the Committee may determine. All options granted under this Option Plan shall expire on the earlier of (i) the term set by the Committee or (ii) 90 days after the Optionee's death, disability or retirement, or (iii) termination (for any reason) of the Optionee's employment with the Company. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution. In addition, the Agreement may contain such other terms, provisions and conditions as may be determined by the Committee (and not inconsistent with this Option Plan) including, without limitation, provisions relating to the effect upon exercisability of the death or termination of employment of the Optionee, the extension of credit to optionees by the Company or the guarantee by the Company of loans to optionees from third parties to finance the exercise of options granted hereunder, and relating to the exercise of stock appreciation rights with respect to options granted hereunder.

     (c)     Exercise of Option.  The option shall be exercisable at any time
             ------------------
             and from time to time pursuant to the exercise schedule and in accordance with the terms of the Agreement as follows:

             (1)    Exercise Schedule.  The option shall be exercisable in ten
                    -----------------
                    equal annual installments of 10% each of the total number of shares for which this option is granted beginning on June 1 of each year, and each June 1 of succeeding years thereafter.

             (2)    Method of Exercise.  The option shall be exercisable by a
                    ------------------
                    written notice delivered by the Optionee (or other person exercising the option) to the Committee. The notice shall be addressed to the Committee c/o Mr. Kirk Thompson, J.B. Hunt Transport, Inc., P.O. Box 130, Lowell, Arkansas 72745. The notice shall:

                           (i) state the election to exercise the option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) contain such representations and agreements as to the investment intent of the person exercising the option with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) be signed by the person or persons entitled to
                    exercise the option and, if the option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) be accompanied by payment to the Company of the full Purchase Price of the shares with respect to which the option is exercised. The Purchase Price shall be paid in cash or cash equivalents, unless the Committee notifies the person of a different manner of payment pursuant to Section 6.6(a)(2) of this Option Plan.

     (3)     Conditions to be Satisfied Prior to Issuance of Common Stock.  The
             ------------------------------------------------------------
             Company shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of an option
             (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable or, (ii) prior to receiving an opinion of counsel, satisfactory to the Company, that the sale or issuance of such shares is exempt from these registration or qualification requirements.

     (4)     Restrictions on Exercise.  As a condition to his exercise of this
             ------------------------
             option, the Company may require the person exercising the option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.7 STOCK APPRECIATION RIGHTS. The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by an Optionee of all or part of an unexercised option and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Purchase Price of the sales when subject to exercise under such option from the fair market value of the stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares or Common Stock valued at their fair market value on the date of surrender of such option or in cash or partly in shares and partly in cash. Acceptance of such a surrender and the manner of payment to the Participant shall be in the discretion of Committee.

     6.8 LOANS OR GUARANTEE OF LOANS. The Committee may authorize the extension of a loan to an Optionee by the Company (or the guarantee by the Company of a loan obtained by an Optionee from a third party) in order to assist an Optionee to exercise an option granted under the Option Plan. The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans and guarantees may be granted without security, the maximum credit available being the exercise price of the option sought to be executed plus any federal and state income tax liability incurred upon exercise of the option.

     6.9 TERMINATION AND NEW GRANT OF OPTIONS. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the termination of any or all outstanding options under the Option Plan and to grant in substitution therefor new options under the Option Plan covering the same or different numbers of shares of Common Stock but having a Purchase Price per share not less than fair market value on the new grant date.

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

     6.10 USE OF PROCEEDS. Proceeds realized from the sale of Common Stock pursuant to options granted under the Option Plan shall constitute general funds of the Company.

     6.11    AMENDMENT, SUSPENSION, OR TERMINATION OF THE OPTION PLAN.

     (a) The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in paragraph 6.3(b) hereof, the Board shall not amend the Option Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

                    (i)    To increase the maximum number of shares subject to
                         the Option Plan; or

                    (ii)    To change the designation or class of persons
                         eligible to receive options under the Option Plan.

     (b) Unless the Option Plan theretofore shall have been terminated, the Option Plan shall terminate ten years after the effective date as set forth in Section 2.7 of the Plan. No option may be granted when the Option Plan has been suspended, or after the termination of the Option Plan, and no amendment, suspension or termination of the Option Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any option theretofore granted to him under the Option Plan.

                        VII. STOCK APPRECIATION RIGHTS

     7.1 GRANTS. Rights may be granted to selected Participants entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted simultaneously with or prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise.


                      VIII.  INDEMNIFICATION OF COMMITTEE

     8.1 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof provided such settlement is approved by independent legal counsel selected by the Company or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties.


                                IX.  AMENDMENTS

     9.1 AMENDMENTS. The Plan may be amended or terminated by the Board at any time and in any respect, except that no amendment may be made without the approval of the stockholders of the Company if such amendment would--

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

     (a) increase the maximum number of shares of Common Stock available for issuance under the Plan;

     (b) modify the class of eligible employees who are Participants in the Plan; or

     (c) materially increase Plan Benefits accruing to Participants under the Plan.

Similarly, subject to obtaining the consent of the Participant where required by contract law, the Committee may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Company by reason of changes or interpretation in tax, securities or other applicable laws.

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